Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com
FIRM /AFFILIATE OFFICES

March 18, 2026	Austin Beijing Boston Brussels Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

Mission Produce, Inc.

2710 Camino Del Sol

Oxnard, California 93030

Re:	Form S-4 Registration Statement File No. 333-294128

Ladies and Gentlemen:

We have acted as special counsel to Mission Produce, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 18,356,400 shares of common stock, $0.001 par value per share (the “Shares”), in connection with the business combination with Calavo Growers, Inc., a California corporation (“Calavo”) pursuant to the Agreement and Plan of Merger, dated as of January 14, 2026, by and among the Company, Cantaloupe Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), and Calavo (the “Merger Agreement”), pursuant to which (i) Merger Sub I will merge with and into Calavo (the “First Merger”), with Calavo surviving the First Merger (the “Surviving Corporation”), and (ii) immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity in the Second Merger (the “Surviving Company”). The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 18, 2026 (Registration No. 333–294128) (as amended, the “Registration Statement”). The term “Shares” includes any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related proxy statement/prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issuance of the Shares.

March 18, 2026

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar and have been issued by the Company in the circumstances contemplated by the Merger Agreement, the issuance of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, and the Shares will be fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Shares and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP